    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 1998
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                   BRYLANE INC.                                        BRYLANE, L.P.
 (Exact name of Co-Registrant as specified in its       (Exact name of Co-Registrant as specified in
                     charter)                                           its charter)

                     Delaware                                             Delaware
          (State or other jurisdiction of                     (State or other jurisdiction of
          incorporation or organization)                       incorporation or organization)

                    13-3794198                                           35-1895382
       (I.R.S. Employer Identification No.)                 (I.R.S. Employer Identification No.)

                               463 Seventh Avenue
                                   21st Floor
                           New York, New York  10018
                                 (212) 613-9500

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   BRYLANE, L.P. SAVINGS AND RETIREMENT PLAN
                            (Full title of the plan)

                               Robert A. Pulciani
                            Chief Financial Officer
                                  Brylane Inc.
                         463 Seventh Avenue, 21st Floor
                           New York, New York  10018
                                 (212) 613-9500

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:
                            Roger H. Lustberg, Esq.
                             Thomas M. Cleary, Esq.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                         Los Angeles, California  90071
                                 (213) 629-4824

                        CALCULATION OF REGISTRATION FEE
==========================================================================================

                                               PROPOSED         PROPOSED
  TITLE OF SECURITIES         AMOUNT           MAXIMUM          MAXIMUM        AMOUNT OF
   TO BE REGISTERED            TO BE        OFFERING PRICE     AGGREGATE      REGISTRATION
                          REGISTERED/(1)/   PER SHARE/(2)/   OFFERING PRICE       FEE
------------------------------------------------------------------------------------------
Common Stock ($0.01           500,000           $24.50        $12,250,000       $3,613.75
par value per share)          shares
==========================================================================================

/(1)/ In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration also covers an indeterminate amount of interests to be offered or sold pursuant to the Brylane, L.P. Savings and Retirement Plan described herein.

/(2)/ Pursuant to Rule 457(h), the offering price is estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices for Brylane Inc.'s Common Stock as reported on the New York Stock Exchange on August 21, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     Brylane, L.P.

     The following documents which have been filed by Brylane, L.P. with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (1) Annual Report on Form 10-K for the fiscal year ended January 31, 1998;

     (2) Quarterly Report on Form 10-Q for the quarterly period ended May 2,
1998;

     (3) Current Report on Form 8-K dated April 3, 1998;

     (4) Current Report on Form 8-K dated February 19, 1998; and

     (5) The description of the Common Stock of Brylane Inc. contained in Brylane Inc.'s Registration Statement on Form 8-A dated January 29, 1997.

     Brylane Inc.

     The following documents which have been filed by Brylane Inc. with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (1) Annual Report on Form 10-K for the fiscal year ended January 31, 1998;

     (2) Quarterly Report on Form 10-Q for the quarterly period ended May 2,
1998;

     (3) Notice of the 1998 Annual Meeting of Stockholders and Proxy Statement dated April 29, 1998;

     (4) Current Report on Form 8-K dated April 3, 1998;

     (5) Current Report on Form 8-K dated February 19, 1998; and

     (6) The description of the Common Stock contained in the Registration Statement on Form 8-A dated January 29, 1997.

     All documents subsequently filed by either Co-Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Brylane, L.P.

     Brylane Inc. is the issuer of the Common Stock covered by the Brylane, L.P. Savings and Retirement Plan and is the parent of Brylane, L.P. Brylane, L.P. is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a Delaware limited partnership has the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to restrictions, if any, as set forth in its partnership agreement. Brylane, L.P.'s partnership agreement (the "Agreement") provides that none of the sole general partner or its affiliates or any person who is or was a partner, director, officer, employee or agent of the general partner or its affiliates (a "Covered Person") shall be liable to Brylane, L.P. or any limited partner for any action taken or omitted to be taken in good faith on behalf of Brylane, L.P. and with the belief that such action or omission is in the best interest of Brylane, L.P., so long as such action or omission is not in violation of the Agreement and does not constitute fraud, gross negligence or willful misconduct by the Covered Person. A Covered Person is not liable to Brylane, L.P. or any partner for actions or omissions of other partners, nor is a Covered Person liable to Brylane, L.P. or any partner for any action or omission of any other Covered Person or any employee or agent of Brylane, L.P. (in the absence of a breach of the Agreement or fraud, gross negligence or willful misconduct by such Covered Person).

     The Agreement also provides for indemnification of a Covered Person to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL") as if Brylane, L.P. were a Delaware corporation. (See the discussion of the GCL below for a summary of these provisions.) Covered Persons and members of the Board are also indemnified against all damages incurred in connection with (i) any demand, claim, action or proceeding against such Covered Person or member of the Board and relating in any way to Brylane, L.P. or the respective properties, business or affairs and (ii) any judgments, fines and amounts paid in settlement or compromise of any such demands, claim, action or proceeding; provided that this indemnity shall not extend to (a) conduct by any Covered Person or member of the Board proved to constitute fraud, willful misconduct or gross negligence or (b) any liability arising from any acts or omissions by a Covered Person or member of the Board after such Person ceases to be a Covered Person or member of the Board. Expenses (including attorney's fees) incurred in connection with any proceeding may be paid by Brylane, L.P. in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of any Covered Person or member of the Board involved in such proceeding to repay such expenses if it shall ultimately be determined that such Covered Person or member of the Board is not entitled to be indemnified by Brylane, L.P. No Covered Person or member of the Board may satisfy any right of indemnity or reimbursement except out of the assets of Brylane, L.P. and no partner shall be personally liable with respect to any such claim for indemnity or reimbursement.

     To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to Brylane, L.P. or to its partners, the general partner and any other Covered Person acting in connection with Brylane, L.P.'s business or affairs, shall not be liable to the Agreement. The provisions of the Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, replace such other duties and liabilities of such Covered Person.

     Brylane Inc.

     Brylane Inc. is a Delaware corporation. Article VI of Brylane Inc.'s Bylaws provides that the Brylane Inc. may indemnify its officers and directors to the full extent permitted by law. Section 145 of the GCL provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article Tenth of Brylane Inc.'s Certificate of Incorporation currently provides that each director shall not be personally liable to Brylane Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Brylane Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper benefit.

     Brylane Inc. has entered into indemnity agreements with each of its directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of Brylane Inc. Brylane Inc. may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of Brylane Inc.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

5.1 Internal Revenue Service Determination Letter issued with respect to the Brylane, L.P. Savings and Retirement Plan.

15.1 Letter regarding unaudited interim financial information.

23.1 Consent of PricewaterhouseCoopers.

24.1 Powers of Attorney (included on the signature page hereto).

ITEM 9.   UNDERTAKINGS.

     The undersigned Co-Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 24, 1998.

                                    BRYLANE INC.



                                    By:  /s/ Robert A. Pulciani
                                         ----------------------
                                         Robert A. Pulciani
                                         Executive Vice President, Chief
                                         Financial Officer, Secretary and
                                         Treasurer


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Canzone and Robert A. Pulciani, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                            Title                          Date
        ---------                            -----                          ----
  /s/ Peter J. Canzone      President, Chief Executive Officer and     August 24, 1998
-------------------------   Director (Principal Executive Officer)
Peter J. Canzone

/s/ Robert A. Pulciani      Executive Vice President, Chief            August 24, 1998
-------------------------   Financial Officer, Secretary and
Robert A. Pulciani          Treasurer (Principal Financial and
                            Accounting Officer)

/s/ Judith E. Campbell      Director                                   August 24, 1998
-------------------------
Judith E. Campbell

        Signature                            Title                          Date
        ---------                            -----                          ----
/s/ William C. Johnson        Director                                 August 24, 1998
-------------------------
William C. Johnson
                              Director                                 August __, 1998
-------------------------
Hartmut Kramer

                              Director                                 August __, 1998
-------------------------
Johannes Loning

                              Director                                 August __, 1998
-------------------------
Antoine Metzger

/s/ Richard Simonin           Director                                 August 24, 1998
-------------------------
Richard Simonin

                              Director                                 August __, 1998
-------------------------
Peter M. Starrett

/s/ Serge Weinberg            Director                                 August 24, 1998
-------------------------
Serge Weinberg

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 24, 1998.

                                    BRYLANE, L.P.

                                    By:  VGP Corporation
                                         Its: General Partner


                                         By:  /s/ Peter J. Canzone
                                              --------------------
                                              Peter J. Canzone
                                              President


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Canzone his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant or VGP Corporation as general partner of the Registrant and in the capacities and on the dates indicated.

        Signature                            Title                          Date
        ---------                            -----                          ----
/s/ Peter J. Canzone                                                  August 24, 1998
-------------------------    Authorized Representative and Chief
Peter J. Canzone             Executive Officer and Chairman of the
                             Board of Representatives of Brylane,
                             L.P. (Principal Executive Officer of
                             Brylane, L.P.) and President and Sole
                             Director of VGP Corporation (Principal
                             Executive Officer of VGP Corporation,
                             the Sole General Partner of Brylane,
                             L.P.)

        Signature                            Title                            Date
        ---------                            -----                            ----
/s/ Robert A. Pulciani         Authorized Representative and             August 24, 1998
-------------------------      Executive Vice President, Chief
Robert A. Pulciani             Financial Officer and Secretary of
                               Brylane, L.P. (Principal Financial and
                               Accounting Officer of Brylane, L.P.)
                               and Vice President, Treasurer and
                               Secretary of VGP Corporation
                               (Principal Financial and Accounting
                               Officer of VGP Corporation, the Sole
                               General Partner of Brylane, L.P.)

/s/ William C. Johnson         Member of the Board of Representatives    August  24, 1998
-------------------------      of Brylane, L.P.
William C. Johnson

-------------------------      Member of the Board of                    August __, 1998
Peter M. Starrett              Representatives of Brylane, L.P.


BRYLANE, L.P. SAVINGS AND RETIREMENT PLAN

          Pursuant to the requirements of the Securities Act of 1933, the Plan's Administrative Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 25, 1998.


                              BRYLANE, L.P. SAVINGS AND RETIREMENT PLAN



                              By:   /s/ Richard L. Bennett
                                    ----------------------
                                    Richard L. Bennett
                                    Brylane, L.P. Savings and Retirement Plan
                                    Administrative Committee Member

                               INDEX TO EXHIBITS


Exhibit No.   Description                                                                            Page Number
-----------   -----------                                                                            -----------

        5.1   Internal Revenue Service Determination Letter issued with respect to the Brylane,          S-1
              L.P. Savings and Retirement Plan.
       15.1   Letter regarding unaudited interim financial information.                                  S-3
       23.1   Consent of PricewaterhouseCoopers.                                                         S-4
       24.1   Powers of Attorney (included on the signature page hereto).